EXHIBIT 99.1

Press Release

Investor Contact: Ahmed Pasha 703-682-6451

Media Contact: Amy Ackerman 703-682-6399

AES Sets Robust Near- and Long-Term Goals; Announces Key Developments at Uplight and in Green Hydrogen

Extends 7% to 9% Average Annual Growth Target Through 2025 and Accelerates Coal Reduction Target by Five Years

Highlights Through 2025

•	Raising renewables growth target by 40% to 3 to 4 GW of long-term PPAs per year

•	Increasing investments at US utilities to achieve annual rate base growth of 9%

•	Accelerating goal to reduce coal generation to below 10% by 2025 on a proforma basis, five years earlier than the prior expectation

•	Continuing to strengthen balance sheet and targeting BBB credit metrics

•	Extending 7% to 9% average annual growth target for Adjusted EPS and Parent Free Cash Flow, from a 2020 base

•	Maintaining 4% to 6% annual dividend growth, subject to Board approval

Other Key Developments

•	Schneider Electric and private investors agree to invest in Uplight, valuing the business at $1.5 billion and AES’ stake at approximately $450 million

•	AES Gener signed a Memorandum of Understanding with an established international hydrogen producer to conduct a feasibility study for the first large green hydrogen-based ammonia project in Chile

•	Setting a new target to achieve portfolio-wide net zero carbon emissions from electricity sales by 2040

ARLINGTON, Va., March 3, 2021 – The AES Corporation (NYSE: AES) today announced robust near- and long-term goals.

“The energy sector is evolving as a result of decarbonization, electrification and digitalization, and AES is uniquely positioned to take advantage of this shift,” said Andrés Gluski, AES President and Chief Executive Officer. “Over the next five years, we will further transform our portfolio by materially accelerating our growth in renewables and at our US utilities. As a result, by 2025 we expect that more than 50% of our earnings will come from the US and more than 65% will come from renewables and our US utilities. Furthermore, today we are accelerating our target to reduce our generation from coal to below 10% by year-end 2025, by five years on a proforma basis, and initiating a target to achieve portfolio-wide net zero carbon emissions from electricity sales by 2040.”

“We continue to focus on delivering a compelling total return to shareholders and to that end, today, we are extending our target for 7% to 9% average annual growth in Adjusted EPS and Parent Free Cash Flow through 2025. This reflects the highly contracted nature of our portfolio and the attractive investment opportunities we are seeing in renewables, US utilities and LNG infrastructure,” said Gustavo Pimenta, AES Executive Vice President and Chief Financial Officer. “At the same time, we will continue to strengthen our balance sheet by growing our cash flow to achieve and maintain BBB credit metrics.”

Uplight, an equity method investment of AES, is the technology partner of energy providers transitioning to the clean energy ecosystem, announced today that it has signed an investment agreement with a consortium of investors, including Schneider Electric (EURONEXT: SU), and private investors, including Coatue Management and Inclusive Capital Partners. This transaction values Uplight at $1.5 billion and following closing, AES’ effective economic interest in Uplight will be approximately 30%. This transaction is subject to regulatory approvals and customary closing conditions.

AES Gener signed a Memorandum of Understanding in February 2021 with an established international hydrogen producer to conduct a feasibility study for the first large green hydrogen-based ammonia project in Chile. This project has the potential to require more than 800 MW of new renewable energy supply.

Guidance and Expectations1

The Company is extending its average annual growth rate target of 7% to 9% through 2025 for both Adjusted EPS and Parent Free Cash Flow, from a 2020 base.

The Company’s average annual growth through 2025 is expected to be primarily driven by: contributions from annual renewables additions of 3 to 4 GW; rate base growth at US utilities; investments in LNG infrastructure in the Company’s Mexico, Central America and the Caribbean Strategic Business Unit (SBU) and in Vietnam; and growth at existing businesses. The Company’s average annual growth rate target through 2025 also includes the impact from contract roll-offs through 2025, and announced asset sales and additional retirements in order to achieve the Company’s 2025 decarbonization goal.

The Company is also reaffirming its 2021 guidance for Adjusted EPS of $1.50 to $1.58, compared to 2020 Adjusted EPS of $1.44. The Company is also reaffirming its expectation for 2021 Parent Free Cash Flow of $775 to $825 million, compared to 2020 Parent Free Cash Flow of $777 million.

[1]	Adjusted EPS and Parent Free Cash Flow are non-GAAP financial measures. See attached “Non-GAAP Measures” for definitions of Adjusted EPS and Parent Free Cash Flow, a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the year ended December 31, 2020. The Company is not able to provide corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance and Parent Free Cash Flow expectations without unreasonable effort.

The Company is also accelerating its goal to reduce coal generation to below 10% by 2025 on a proforma basis2, five years earlier than its prior expectation. Additionally, the Company is setting a new target to achieve portfolio-wide net zero carbon emissions from electricity sales by 2040.

[2]	Based on annual generation in MWh from the portfolio as of, or expected by the relevant date, adjusted for: (i) (+) generation from new assets added to the portfolio; and (ii) (-) actual generation from announced asset sales or retirements.

Conference Call Information

AES will host a Virtual Investor Day on Wednesday, March 3, 2021 at 9:00 a.m. Eastern Standard Time (EST). It will be open to the media and the public in listen-only mode by telephone and webcast. Interested parties may listen to the teleconference by dialing 1-888-317-6003 at least ten minutes before the start of the call. International callers should dial +1-412-317-6061. The Conference ID for this call is 9119894. Internet access to the event and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the event.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global energy company accelerating the future of energy. Together with our many stakeholders, we’re improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today. For more information, visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding the COVID-19 pandemic, accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: "Management’s Discussion & Analysis" in AES’ 2019 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2020 Annual Report on Form 10-K filed February 25, 2021 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

Website Disclosure

AES uses its website, including its quarterly updates, as channels of distribution of Company information. The information AES posts through these channels may be deemed material. Accordingly, investors should monitor our website, in addition to following AES’ press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive e-mail alerts and other information about AES when you enroll your e-mail address by visiting the “Subscribe to Alerts” page of AES’ Investors website. The contents of AES’ website, including its quarterly updates, are not, however, incorporated by reference into this release.

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THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

Adjusted PTC is defined as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts, relocations, and office consolidation; and (g) net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.

Adjusted EPS is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, the tax impact from the repatriation of sales proceeds, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts, relocations and office consolidation; (g) net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence; and (h) tax benefit or expense related to the enactment effects of 2017 U.S. tax law reform and related regulations and any subsequent period adjustments related to enactment effects.

The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to The AES Corporation. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, strategic decisions to dispose of or acquire business interests, retire debt or implement restructuring initiatives, and the non-recurring nature of the impact of the early contract terminations at Angamos, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to The AES Corporation and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.

For the year ended December 31, 2020, the Company changed the definitions of Adjusted Operating Margin, Adjusted PTC and Adjusted EPS to exclude net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence. We believe the inclusion of the effects of this non-recurring transaction would result in a lack of comparability in our results of operations and would distort the metrics that our investors use to measure us.

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

	Twelve Months Ended December 31, 2020
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
(in millions, except per share amounts)
Income (loss) from continuing operations, net of tax, attributable to AES and Diluted EPS	$43	$0.06
Add: Income tax expense from continuing operations attributable to AES	130
Pre-tax contribution	$173
Adjustments
Unrealized derivative and equity securities losses	$3	$0.01
Unrealized foreign currency losses (gains)	(10)	(0.01)
Disposition/acquisition losses (gains)	112	0.17	(2)
Impairment losses	928	1.39	(3)
Loss on extinguishment of debt	223	0.33	(4)
Net gains from early contract terminations at Angamos	(182)	(0.27)	(5)
U.S. Tax Law Reform Impact		0.02	(6)
Less: Net income tax benefit		(0.26)	(7)
Adjusted PTC and Adjusted EPS	$1,247	$1.44

_____________________________

(1)	NCI is defined as Noncontrolling Interests.

(2)	Amount primarily relates to loss on sale of Uruguaiana of $85 million, or $0.13 per share, loss on sale of the Kazakhstan HPPs of $30 million, or $0.05 per share, as a result of the final arbitration decision, and advisor fees associated with the successful acquisition of additional ownership interest in AES Brasil of $9 million, or $0.01 per share; partially offset by gain on sale of OPGC of $23 million, or $0.03 per share.

(3)	Amount primarily relates to asset impairments at Gener of $527 million, or $0.79 per share, other-than-temporary impairment of OPGC of $201 million, or $0.30 per share, impairments at our Guacolda and sPower equity affiliates, impacting equity earnings by $85 million, or $0.13 per share, and $57 million, or $0.09 per share, respectively; impairment at Hawaii of $38 million, or $0.06 per share, and impairment at Panama of $15 million, or $0.02 per share.

(4)	Amount primarily relates to losses on early retirement of debt at the Parent Company of $146 million, or $0.22 per share, DPL of $32 million, or $0.05 per share, Angamos of $17 million, or $0.02 per share, and Panama of $11 million, or $0.02 per share.

(5)	Amount represents adjustment to tax law reform remeasurement due to incremental deferred taxes related to DPL of $16 million, or $0.02 per share.

(6)	Amount primarily relates to income tax benefits associated with the impairments at Gener and Guacolda of $164 million, or $0.25 per share, and income tax benefits associated with losses on early retirement of debt at the Parent Company of $31 million, or $0.05 per share; partially offset by income tax expense related to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $49 million, or $0.07 per share.

(7)	Amount primarily relates to the income tax benefits associated with the impairments at OPGC of $23 million, or $0.03 per share, Guacolda of $13 million, or $0.02 per share, Hawaii of $13 million, or $0.02 per share, and Kilroot and Ballylumford of $11 million, or $0.02 per share, and income tax benefits associated with losses on early retirement of debt of $24 million, or $0.04 per share; partially offset by an adjustment to income tax expense related to 2018 gains on sales of business interests, primarily Masinloc, of $25 million, or $0.04 per share.

Reconciliation of Parent Free Cash Flow1

$ in Millions	December 31, 2020
Net Cash Provided by Operating Activities at the Parent Company[2]	$434
Subsidiary Distributions to QHCs Excluded from Schedule 1[3]	198
Subsidiary Distributions Classified in Investing Activities[4]	238
Parent-Funded SBU Overhead and Other Expenses Classified in Investing or Financing Activities	(85)
Other	(8)
Parent Free Cash Flow[1]	$777

[1]	Parent Free Cash Flow (a non-GAAP financial measure) should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with US GAAP. Parent Free Cash Flow is equal to Subsidiary Distributions less cash used for interest costs, development, general and administrative activities, and tax payments by the Parent Company. Management uses Parent Free Cash Flow to determine the cash available to pay dividends, repay recourse debt, make equity investments, fund share buybacks, pay Parent Company hedging costs and make foreign exchange settlements. We believe that Parent Free Cash Flow is useful to investors because it better reflects the Parent Company’s cash available to make growth investments, pay shareholder dividends, and make principal payments on recourse debt. Factors in this determination include availability of subsidiary distributions to the Parent Company and the Company’s investment plan.

[2]	Refer to Part IV—Item 15—Schedule I—Condensed Financial Information of Registrant of the Company's 2020 10-K filed with the SEC on February 25, 2021.

[3]	Subsidiary distributions received by Qualified Holding Companies ("QHCs") excluded from Schedule 1. Subsidiary Distributions should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with US GAAP. Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and Consolidated Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.

[4]	Subsidiary distributions that originated from the results of operations of an underlying investee but were classified as investing activities when received by the relevant holding company included in Schedule 1.

[5]	Net cash payments for parent-funded SBU overhead, business development, taxes, transaction costs, and capitalized interest that are classified as investing activities or excluded from Schedule 1.